Exhibit 99.1

Bronco Drilling Company, Inc. Announces Monthly Operating Release

OKLAHOMA CITY, June 12, 2007 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GM:BRNC), announced today operational results for the month and as of May 31, 2007.

Utilization for the Company’s drilling fleet was 77% for the month of May compared to 71% for the previous month and 79% for the first quarter of 2007. The Company had an average of 52 marketed rigs in May compared to 52 in the previous month and 51 for the first quarter of 2007. The average dayrate on operating rigs as of May 31, 2007 was $17,448 compared to $18,749 for the first quarter of 2007.

Utilization for the Company’s workover fleet was 79% for the month of May compared to 86% for the previous month and 86% for the first quarter of 2007. The Company had an average of 30 marketed workover rigs in May compared to 27 in the previous month and 24 for the first quarter of 2007.

Frank Harrison, Bronco’s Chief Executive Officer, stated “In the spirit of comprehensive disclosure, we have initiated a monthly operational release that will provide our stockholders interim information between our quarterly reporting and should facilitate more timely information for their investment decisions.”

The Company cautions that several factors other than those discussed above may impact the Company’s operating results and that a particular trend regarding the factors above may or may not be indicative of the Company’s current or future financial performance.

About Bronco Drilling

Bronco Drilling Company, Inc. is a publicly held company headquartered in Oklahoma City, Oklahoma, and is a provider of contract land drilling services to oil and natural gas exploration and production companies. Bronco's common stock is quoted on The NASDAQ Global Market under the symbol “BRNC”. For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Bronco Drilling Company, Inc.
Rig Status Report
as of May 31, 2007

						Est. Duration (2)
Rig No.	Horsepower	Rig Type	Basin	Status (1)	Contract	Days	Date
2	400 hp	Mechanical		Idle
3	950 hp	Mechanical	Arkoma	Operating	Term	258	2/13/2008
4	950 hp	Mechanical	Piceance	Operating	6 wells
5	650 hp	Mechanical	Anadarko	Operating	3 wells
6	650 hp	Mechanical	Anadarko	Operating	Term	271	2/26/2008
7	650 hp	Mechanical	Woodford	Operating	well to well
8	1000 hp	Electric	Williston	Operating	Term	172	11/19/2007
9	650 hp	Mechanical	Arkoma	Operating	Term	292	3/18/2008
10	1000 hp	Electric	Anadarko	Operating	2 wells
11	1000 hp	Electric	Woodford	Operating	well to well
12	1500 hp	Electric	Anadarko	Operating	Term	20	6/20/2007
14	1200 hp	Electric	Woodford	Operating	Term	222	1/8/2008
15	1200 hp	Electric	Cotton Valley	Operating	Term	104	9/12/2007
16	1400 hp	Electric	Anadarko	Operating	3 wells
17	1700 hp	Electric	Anadarko	Operating	Term	234	1/20/2008
18	2000 hp	Electric	Woodford	Operating	well to well
19	2500 hp	Electric	Anadarko	Operating	Term	62	8/1/2007
20	1400 hp	Electric		Idle
21	2000 hp	Electric	Woodford	Operating	3 wells
22	1000 hp	Electric	Woodford	Operating	3 wells
23	1000 hp	Electric	Piceance	Operating	Term	62	8/1/2007
25	1500 hp	Electric	Woodford	Operating	Term	47	7/17/2007
26	1200 hp	Electric	Woodford	Operating	2 wells
27	1500 hp	Electric	Piceance	Operating	Term	76	8/15/2007
29	1500 hp	Electric	Woodford	Operating	Term	9	6/9/2007
37	1000 hp	Mechanical	Cotton Valley	Operating	Term	214	12/31/2007
41	950 hp	Mechanical		Idle
42	650 hp	Mechanical	Anadarko	Operating	well to well
43	1000 hp	Mechanical	Cotton Valley	Operating	Term	215	1/1/2008
51	850 hp	Mechanical		Idle	well to well
52	850 hp	Mechanical	Anadarko	Operating	3 wells
53	850 hp	Mechanical		Idle
54	850 hp	Mechanical	Woodford	Operating	Term	355	5/20/2008
55	1000 hp	Mechanical	Barnett	Operating	well to well
56	1100 hp	Mechanical	Barnett	Operating	well to well
57	1100 hp	Mechanical	Woodford	Operating	Term	295	3/21/2008
58	800 hp	Mechanical	Cotton Valley	Operating	Term	374	6/8/2008
59	850 hp	Mechanical	Woodford	Operating	well to well
60	850 hp	Mechanical		Idle
62	1000 hp	Mechanical	Anadarko	Operating	well to well
70	450 hp	Mechanical	Anadarko	Operating	well to well
72	750 hp	Mechanical	Barnett	Operating	6 wells
75	750 hp	Mechanical	Woodford	Operating	well to well
76	700 hp	Mechanical	Barnett	Operating	5 wells
77	1200 hp	Mechanical	Woodford	Operating	2 wells
78	1200 hp	Mechanical	Cotton Valley	Operating	well to well
91	400 hp	Mechanical	Anadarko	Operating	5 wells
92	450 hp	Mechanical	Anadarko	Operating	well to well
93	500 hp	Mechanical		Idle
94	650 hp	Mechanical	Anadarko	Operating	2 wells
95	1000 hp	Mechanical	Anadarko	Operating	well to well
96	400 hp	Mechanical		Idle
97	850 hp	Mechanical	Anadarko	Operating	well to well

(1) Rigs classified as "operating" are under contract while rigs described as "idle" are not under contract but are being actively marketed and generally ready for service.

(2) The estimated contract duration is derived from discussions with our customer regarding their current projection of the days remaining to complete the project.

Cautionary Note Regarding Forward-Looking Statements

The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, comments pertaining to estimated contract duration. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 8, 2007 and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Bronco cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:
    Bob Jarvis
    Investor Relations
    Bronco Drilling Company
    (405) 242-4444 EXT: 102
    bjarvis@broncodrill.com